Exhibit 3.2

AMENDED BY-LAWS
OF
ESCALADE, INCORPORATED

ARTICLE I.
OFFICES

The registered office of Escalade, Incorporated (hereinafter referred to as the “Corporation”) shall be located in the City of Evansville, County of Vanderburgh, State of Indiana.  The Corporation may establish or discontinue, from time to time, such other offices and such other places of business within or without the State of Indiana as may be deemed proper for the conduct of the Corporation’s business.

ARTICLE II.
MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting.  The annual meeting of stockholders shall be held on the fourth Friday of April of each year or at such other date as shall be designated from time to time by the Board of Directors and set forth in the notice of said meeting and at such time and place as designated by the Board.

Section 2. Special Meetings.  In addition to such special meetings as are provided for by law or by the Articles of Incorporation, special meetings of the holders of any class or series or all classes or series of the Corporation’s stock may be called at any time by the Board of Directors, and special meetings of the holders of the common stock of the Corporation (hereinafter called the “Common Stock”) shall be called by the Secretary upon the written request, stating the purpose or purposes of any such meeting, of the holders of the Common Stock who hold of record collectively at least ten percent (10%) of the outstanding shares of Common Stock.  Unless limited by law, the Articles of Incorporation, these By-Laws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting of stockholders.

Section 3. Place of Meetings.  Meetings of the stockholders shall be held at such place within or without the State of Indiana as shall be designated by the Board of Directors.

Section 4. Notice of Meetings.  Except as otherwise provided by law, notice of each meeting of stockholders shall be given either by delivering a notice personally or mailing a notice to each stockholder of record entitled thereto.  If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at his address as it appears on the stock books of the Corporation, unless, prior to the time of mailing, the Secretary shall have received from any such stockholder a written request that notices intended for him be mailed to some other address, in which case notices intended for such stockholder shall be mailed to the address designated in such request.  Notice of each meeting of stockholders shall be in such form as is approved by the Board of Directors and shall state the purpose or purposes for which the meeting is called, the date and hour when and the place where it is to be held, and shall be delivered personally or mailed not less than ten (10) nor more than sixty (60) days before the day of the meeting.

Section 5. Waiver of Notice.  Anything herein contained to the contrary notwithstanding, notice of any meeting of stockholders shall not be required as to any stockholder who shall attend such meeting in person or by proxy, and who shall not have attended such meeting for the express purposes of objecting, at the beginning of such meeting, to the transaction of any business because such meeting was not lawfully called or convened, or who shall, or whose proxy or attorney duly authorized shall, sign a written waiver thereof, whether before or after the time stated therein.

Section 6. Organization.  The Chairman of the Board shall act as chairman at all meetings of stockholders at which he is present, and as such chairman shall call such meetings of stockholders to order and preside thereat.  If the Chairman of the Board shall be absent from any meeting of stockholders, the duties otherwise provided in this Section 6 of Article II to be performed by him at such meeting shall be performed at such meeting by the officer prescribed in Article VI hereof.  If no such officer is present at such meeting, any stockholder or the proxy of any stockholder entitled to vote at the meeting may call the meeting to order and a chairman shall be elected who shall preside thereat.  The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

Section 7. Inspectors.  Except as otherwise provided by law or by the Articles of Incorporation, all votes by ballot at any meeting of stockholders shall be conducted by three (3) inspectors who shall be appointed for the purpose by the chairman of the meeting.  The inspectors shall decide upon the qualifications of voters, count the votes and declare the result.

Section 8. Fixing Date for Determination of Stockholders of Record; List of Stockholders Entitled to Vote.  Nothing herein contained shall be construed to enlarge the voting rights of any stockholder of the Corporation as provided by the Articles of Incorporation or the laws of the State of Indiana.  The Board of Directors may fix a date not more than seventy (70) days prior to the date of the meeting of the stockholders (or if not fixed by the Board, then on the close of business on the day before the first notice is delivered to stockholders), nor more than seventy (70) days prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, nor more than seventy (70) days prior to any other action specified below, as a record date for the determination of the stockholders entitled to notice of, and to vote, at such meeting or any adjournment thereof, or to give such consent or express such dissent, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting and any adjournment thereof, or entitled to give such consent or express such dissent, or entitled to receive payment of such dividend or other distribution or allotment of such rights, or entitled to exercise such rights in respect of any change, conversion or exchange of stock or for the purpose of such other lawful action as the case may be, notwithstanding any transfer of stock on the books of the Corporation after any such record date fixed as aforesaid.  The Secretary shall prepare and make or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place, specified in the notice of the meeting, within the city where the meeting is to be held, or at the place where the meeting is to be held.  Such list shall be produced and kept at the time and place of meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 9. Quorum and Adjournment.  The holders of a majority of the shares of stock entitled to vote at any meeting on every matter that is to be voted on shall constitute a quorum at such meeting of the stockholders.  In the absence of a quorum, the holders of a majority of such shares of stock present in person or by proxy may adjourn any meeting, from time to time, until a quorum shall attend.  At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.  Except as otherwise provided by law, no notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned.

Section 10. Order of Business.  The order of business at all meetings of stockholders shall be determined by the chairman of the meeting or as otherwise determined by vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote on every matter that is to be voted on.

Section 11. Vote of Stockholders.  Except as otherwise permitted by law, by the Articles of Incorporation or by Section 12 of this Article II, all action by stockholders shall be taken at a stockholders’ meeting.  Every stockholder of record, as determined pursuant to Section 8 of this Article II, and who is entitled to vote, shall be entitled at every meeting of the stockholders to one (1) vote for every share of stock standing in his name on the books of the Corporation.  Every stockholder entitled to vote shall have the right to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting in person or by proxy duly appointed by an instrument in writing subscribed by such stockholder and executed not more than three (3) years prior to the meeting, unless the instrument provides for a longer period.  Except as otherwise provided by law or by the Articles of Incorporation, no vote on any question upon which a vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand.  In a vote by ballot, each ballot shall state the number of shares voted and the name of the stockholder or proxy voting.  All elections of directors shall be by a plurality vote and, except as otherwise provided by law, by the Articles of Incorporation or by Section 14 of Article III hereof, all other elections and all questions shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote in the election or on the question.

Section 12. Consent of Stockholders in Lieu of Meeting.  Except as otherwise provided by law or by the Articles of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting, the notice thereof and the vote of the stockholders may be dispensed with, if a consent in writing, setting forth such action so taken, shall be signed by all the holders of outstanding stock of the Corporation entitled to vote thereon.

Section 13. Attendance at Stockholders’ Meetings.  Any stockholder of the Corporation who is not entitled to notice of, or to vote at, a meeting of stockholders of the Corporation may nevertheless attend any such meeting upon receipt of a written invitation from the Board of Directors of the Corporation.

Section 14. Notice of Nominations for Election to the Board of Directors.

 (a)    Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 14 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 14 as to such nomination.  The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting regardless of whether or not such stockholder intends to or does conduct its own proxy solicitation with respect to such nomination.

(b)    Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at stockholder’s meeting, the stockholder must provide timely notice thereof in writing in proper form to the Secretary of the Corporation.   In the case of an annual meeting of stockholders, to be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive office of the Corporation not less than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received by the Corporation no later than the later of ninety (90) days prior to the date of the meeting or the tenth day following the day on which public disclosure of the date of the meeting was made.  In the case of a special meeting of stockholders, to be timely, a stockholder’s notice for nomination must be delivered to the Secretary at the principal executive office of the Corporation by the tenth day following the date of public disclosure of the date of such meeting. In no event shall any adjournment of an annual or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice described above.

(c)    To be in proper form, a stockholder’s notice to the Secretary shall set forth:

(i)
as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person for the past five years; (C) the class and number of the Corporation’s shares which are beneficially owned by such person; (D)  a description of any arrangement or understanding between each person so proposed and the stockholder(s) making such nomination with respect to such person’s proposal for nomination and election as a director and actions to be proposed or taken by such person if elected as a director; (E) the written consent of each person so proposed to serve as a director if nominated and elected as a director and (F) such other information regarding each such person as would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were to be solicited for the election as a director of each person so proposed.

(ii)
As to the stockholder(s) giving the notice, (A) the name and record address for each such stockholder, (B) the class and number of the Corporation’s shares which are beneficially owned by such stockholder(s)

(d)    Only such persons who are nominated in accordance with the procedures set forth in this Section 14 shall be eligible to serve as directors of the Corporation.  The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 14, and if he or she should so determine, he or she shall so declare such determinate to the meeting and the defective nomination shall be disregarded.

Section 15. Notice of Stockholder Business.

(a)   At any meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 15 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 15 as to such proposal.  The foregoing clause (ii) shall be the exclusive means for a stockholder to propose any business at any stockholder meeting (except for a stockholder nomination of a person for election as a director, which business is subject in its entirety to Article II, Section 14 hereof) regardless of whether or not such stockholder intends or seeks the inclusion of such proposal in the Corporation’s proxy statement for such meeting.  For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must provide timely notice thereof in writing in proper form to the Secretary of the Corporation.   In the case of an annual meeting of stockholders, to be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive office of the Corporation not less than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received by the Corporation no later than the later of ninety (90) days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of the meeting was made.  In the case of a special meeting of stockholders, to be timely, a stockholder’s notice for nominations must be delivered to the Secretary at the principal executive office of the Corporation by the tenth day following the date of public disclosure of the date of such meeting. In no event shall any adjournment of an annual or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice described above.

(b)    To be in proper form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:  (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address for each stockholder proposing such business, and (iii) the class and number of the Corporation’s shares which are beneficially owned by such stockholder(s) and any material interest of the stockholder in such business.

(c)    No business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 15.  The presiding officer of the meeting shall, if the facts warrant, determine business was not properly brought before the meeting in accordance with this Section 15, and if he or she should so determine, he or she shall so declare such determination to the meeting and any such business shall not be transacted.

ARTICLE III.
BOARD OF DIRECTORS

Section 1. Election and Term.  Except as otherwise provided by law or by the Articles of Incorporation, and subject to the provisions of Sections 12, 13 and 14 of this Article III, the directors shall be divided into two groups, with each group consisting of one-half of the total number of directors, as near as may be, and at each Annual Meeting of Stockholders, the directors chosen to succeed those whose terms then expire shall be identified as being of the same group of directors they succeed and shall be elected for a term expiring at the second succeeding Annual Meeting of Stockholders, provided, however, that at the 2010 Annual Meeting of Stockholders, one group of directors shall be elected for a term expiring at the 2011 Annual Meeting of Stockholders and one group of directors shall be elected for a term expiring at the 2012 Annual Meeting of Stockholders.

Section 2. Number.  The number of directors may be fixed from time to time by action of the Board of Directors but shall not be less than five (5) or more than nine (9).  A majority of the Board may fix or change the number of directors from time to time within the specified range.

Section 3. General Powers.  The Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things other than those powers which are reserved to the stockholders by law, by the Articles of Incorporation or by these By-Laws.  Specifically, the business, properties and affairs of the Corporation shall be managed by the Board of Directors, which, without limiting the generality of the foregoing, shall have the power to elect and appoint the officers of the Corporation, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Corporation to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation, without specific authority in each case, and to appoint committees, the membership of which may consist of such persons as may be designated by the Board of Directors whether or not any of such persons is then a director of the Corporation, and which committees so appointed may advise the Board of Directors with respect to any matters relating to the conduct of the Corporation’s business.

Section 4. Place of Meetings.  Meetings of the Board of Directors may be held at any place, within or without the State of Indiana, from time to time designated by the Board of Directors.

Section 5. Organization Meeting.  A newly elected Board of Directors shall meet and organize as soon as practicable after each annual meeting of stockholders, at the place at which such meeting of stockholders took place, without notice of such meeting, provided a majority of the whole Board of Directors is present.  If such a majority is not present, such organization meeting may be held at any other time or place which may be specified in a notice given in the manner provided in Section 7 of this Article III for special meetings of the Board of Directors, or in a waiver of notice thereof.

Section 6. Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting.  Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.  Members of the Board of Directors may participate in any meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting in such manner shall constitute presence in person at such meeting.

Section 7. Special Meetings; Notice and Waiver of Notice.  Special meetings of the Board of Directors shall be called by the Secretary on the request of the Chief Executive Officer, or on the request in writing of any two (2) directors stating the purpose or purposes of such meeting.  Notice of any special meeting shall be in a form approved by the Chief Executive Officer, or if the meeting is called pursuant to the request of two directors and there shall be a failure to approve the form of notice as aforesaid, then in form approved by such directors.  Notices of special meetings shall be mailed to each director, addressed to him at his residence or usual place of business not later than seven (7) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph or cablegram or delivered personally, not later than two (2) days before such day of meeting.  Notice of any meeting of the Board of Directors need not be given to any director if he shall sign a written waiver thereof either before or after the time stated therein, or if he shall attend such meeting and shall not have attended such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because such meeting was not lawfully called or convened; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the members shall be present thereat.  Unless limited by law, by the Articles of Incorporation, by these By-Laws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting.

Section 8. Organization.  The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present.  If the Chairman of the Board shall be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 8 of Article III to be performed by him at such meeting shall be performed at such meeting by the officer prescribed by Article VI hereof.  If no such officer is present at such meeting, one of the directors present shall be chosen by the members of the Board of Directors present to preside at such meeting.  The Chairman of the Board shall designate an officer to act as the secretary at all meetings of the Board of Directors and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

Section 9. Quorum and Manner of Acting.  Except as otherwise provided by law, at every meeting of the Board of Directors one-third (1/3) of the total number of Directors shall constitute a quorum but in no event shall a quorum be constituted by less than two (2) directors.  Except as otherwise provided by law, or by these By-Laws, the act of a majority of the directors present at any such meeting, at which a quorum is present, shall be the act of the Board of Directors.  In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present.  No notice of any adjourned meeting need be given other than by announcement at the meeting that it is being adjourned.

Section 10. Voting.  On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board of Directors so requests.

Section 11. Action Without a Meeting.  Ay action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or the committee.

Section 12. Resignations.  Any director may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by such tender to the Chairman of the Board or the President or by giving written notice thereof to the Corporation.  Any resignation shall be effective immediately unless a date certain is specified or is conditioned upon the happening of a specified event(s).  If a resignation is conditioned upon failing to receive a specified vote for election as a director, such resignation may be irrevocable.  Acceptance of any resignation shall not be necessary to make it effective, unless the resignation is tendered subject to such acceptance.

Section 13. Removal of Directors.  No director shall be removed without cause, during his term of office.  Any director may be removed, for cause, at any time, by action of the directors or of the holders of record of a majority of the outstanding shares of stock entitled to vote thereon at a meeting of the holders of such shares, and the vacancy in the Board of Directors caused by such removal may be filled by action of such stockholders at such meeting or at any subsequent meeting or by the remaining directors as allowed by law.

Section 14. Filling of Vacancies Not Caused by Removal.  Except as otherwise provided by law, in case of any increase in the numbers of directors, or of any vacancy created by death, resignation or otherwise, the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies may be filled either (a) by the Board of Directors at any meeting by affirmative vote of a majority of the remaining directors though the remaining directors be less than the quorum provided for by this Article III, or (b) by the holders of the Common Stock entitled to vote thereon, either at an annual meeting of stockholders or at a special meeting of such holders called for the purpose.  The term of a director elected or selected to fill a vacancy shall expire at the end of the term for which such director’s predecessor was elected, or if the vacancy arises because of an increase in the size of the board of directors, at the end of the term specified at the time of election or selection, and until their successors are elected and qualify.

Section 15. Director’s Compensation.  Each director shall be entitled to reimbursement for his expenses incurred in attending meetings or otherwise incurred in connection with his attention to the business of the Corporation.  Each director, for his services, as a director and as a member of any committee of the Board of Directors, shall also be entitled to receive such compensation as the Board of Directors shall from time to time fix.  Such compensation may be a salary or a fee for attendance at a meeting of the Board of Directors or both.

Section 16. Transactions by Directors.  A director shall not be disqualified from dealing or contracting with the Corporation, as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction or contract between the Corporation and one or more of its directors, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors are directors or officers, or have a financial interest shall be void or voidable solely for the reason, or solely because such director is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, provided:

(1)  The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum (but at least two directors); or

(2)  The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3)  The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Nor shall any such director be accountable or responsible to the Corporation for or in respect to any such transaction or contract of the Corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer is interested in such transaction or contract; and any such director, common or interested, may be counted in determining the presence of a quorum at any meeting of the Board of Directors or committee thereof which shall authorize or take action in respect to any such contract, or transaction, including the establishment of any payment of compensation to such director and may vote to authorize, ratify or approve any such contract or transaction, including the establishment of any payment of compensation to such director, with like force and effect as if he or any firm of which he is a member, or any corporation of which he is a shareholder, director or officer were not interested in or did not have a relationship to such transaction or contract or compensation, as the case may be.

Section 17. Indemnification.

(a) Indemnification Pursuant to Statute.  The Corporation shall indemnify its directors, officers, trustees, employees and agents (and the heirs, executors or administrators of such person) against any liability, potential or actual, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of or related to such person’s position as a director, officer, employee, employee benefit plan administrator or fiduciary, or agent of the corporation or of another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, and against any expenses incurred in defending against any such liability to no less than the full extent as required or permitted by Section 23-1-37 of the Indiana General Corporation Act or any successor thereto as in effect at the time indemnification is requested or required (the “Indemnification Statute”), as determined by any persons or entities authorized under the Indemnification Statute of this Section 17 to make a determination whether indemnification is proper.

(b) Insurance.  The Corporation, at its expense may purchase and maintain insurance or similar protection (including without limitation a trust fund, letter of credit or self-insurance) to protect itself and any such director, officer, trustee, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the law of the State of Indiana.

(c) Indemnification Not Exclusive.  The indemnification authorized by this Section 17 shall not be exclusive of, and shall be in addition to, any rights of indemnification now existing or hereafter granted to any person under any statute, provision of the Articles of Incorporation, By-Laws, agreement, vote or other action of the Corporation’s stockholders or disinterested directors or otherwise.

(d) Maximum Indemnification.  It is the intention of this Section 17 to give the persons covered hereunder the maximum indemnification permitted under the law of the State of Indiana as it exists at the time any such person seeks indemnification hereunder.

ARTICLE IV.
EXECUTIVE COMMITTEE

Section 1. Constitution and Powers.  The Board of Directors may, by resolution adopted by affirmative vote of two-thirds (2/3) of the whole Board of Directors, appoint an Executive Committee, which shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers of the Board of Directors in the management of the business, properties and affairs of the Corporation, including authority to take all action provided by these By-Laws to be taken by the Board of Directors; provided, however, that the foregoing is subject to the applicable provisions of law and shall not be construed as authorizing action by the Executive Committee with respect to any action which pursuant to Section 14(a) of Article III, this Section 1 and Section 8 of this Article IV, Section 1 of Article V and Section 3 and Section 6 of Article VI, is required to be taken by vote of a specified proportion of the whole Board of Directors, or as authorizing the Executive Committee to declare any dividend or to amend these By-Laws.  The Executive Committee shall consist of such number of directors as may from time to time be designated by the Board of Directors, but shall not be less than three (3) or more than seven (7) directors.  So far as practicable, the members of the Executive Committee shall be appointed at the organization meeting of the Board of Directors in each year, and unless sooner discharged by affirmative vote of a majority of the whole Board of Directors, shall hold office until the next annual meeting of the stockholders and until their respective successors are appointed.  All acts done and powers conferred by the Executive Committee shall be deemed to be and may be certified as being done or conferred under authority of the Board of Directors.

Section 2. Place of Meeting.  Meetings of the Executive Committee may be held at any place, within or without the State of Indiana, from time to time designated by the Board of Directors or the Executive Committee.

Section 3. Meetings; Notice and Waiver of Notice.  Regular meetings of the Executive Committee shall be held at such times as may be determined by resolution either of the Board of Directors or the Executive Committee and no notice shall be required for any regular meeting.  Members of the Executive Committee may participate in any meeting of the Executive Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting in such manner shall constitute presence in person at such meeting.  Special meetings of the Executive Committee shall be called by the Secretary upon the request of any member thereof.  Notice of any special meeting of the Executive Committee shall be in form approved by the Chairman of the Executive Committee, or if the meeting is called pursuant to the request of some other member of the Executive Committee and there shall be a failure to approve the form of notice as aforesaid, then in the form approved by such member.  Notices of special meetings shall be mailed to each member, addressed to him at his residence or usual place of business, not later than two (2) days before the day which the meeting is to be held, or shall be sent to him at such place by telegraph, or be delivered personally or by telephone, not later than the day before such day of meeting.  Notices of such meeting need not be given to any member of the Executive Committee, however, if waived by him as provided in Section 7 of Article III, the provisions of such Section 7 with respect to waiver of notice of meetings of the Board of Directors applying to meetings of the Executive Committee as well.

Section 4. Organization.  The Board of Directors shall designate a Chairman of the Executive Committee who shall preside at all meetings of the Executive Committee at which he is present.  In the absence of the Chairman of the Executive Committee, one of the members present shall be chosen by the members of the Executive Committee present to preside at such meeting.  The Chairman of the Executive Committee shall designate a member of said Committee to act as secretary at all meetings of the Executive Committee and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

Section 5. Quorum and Manner of Acting.  A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present, shall be the act of the Executive Committee.  In the absence of a quorum, a majority of the members of the Executive Committee present may adjourn any meeting, from time to time, until a quorum is present.  No notice of any adjourned meeting need be given other than by announcement at the meeting that it is being adjourned.  The provisions of Section 11 of Article III with respect to action taken by a committee of the Board of Directors without a meeting shall apply to action taken by the Executive Committee.

Section 6. Voting.  On any question on which the Executive Committee shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Executive Committee so requests.

Section 7. Records.  The Executive Committee shall keep minutes of its acts and proceedings, which shall be submitted at the next regular meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

Section 8. Vacancies.  Any vacancy among the appointed members of the Executive Committee may be filled by affirmative vote of a majority of the whole Board of Directors.

ARTICLE V.
OTHER COMMITTEES

Section 1. Appointing Other Committees.  The Board of Directors may from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint other committees of the Board of Directors which shall have such powers and duties as the Board of Directors may properly determine.  No such other committee of the Board of Directors shall be composed of fewer than three (3) directors.

Section 2. Time and Place of Meetings; Manner of Acting; Notice and Wavier of Notice.  Meetings of such committees of the Board of Directors may be held at any place, within or without the State of Indiana, from time to time designated by the Board of Directors, or the committee in question.  Regular meetings of any such committee shall be held at such times as may be determined by resolution of the Board of Directors or the committee and no notice shall be required for any regular meeting.  Members of such committee may participate in any meeting of such committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting in such manner shall constitute presence in person at such meeting.  A special meeting of any such committee shall be called by resolution of the Board of Directors, or by its secretary upon the request of any member of the committee.  The provisions of Section 3 of Article IV with respect to notice and waiver of notice of special meetings of the Executive Committee shall also apply to all special meetings of other committees of the Board of Directors.  Any such committee may make rules for holding and conducting its meetings and shall keep minutes thereof.  The provisions of Section 11 of Article III with respect to action taken by a committee of the Board of Directors without a meeting shall apply to action taken by any such committee.

ARTICLE VI.
THE OFFICERS

Section 1. Officers.  The elected officers of the Corporation shall be a Chairman of the Board (if desired), a Vice-Chairman of the Board (if desired), a President, one or more Vice-Presidents, a Secretary and a Treasurer.  The elected officers shall be elected by the Board of Directors.  The Chairman and Vice-Chairman of the Board, shall be selected from the Directors.  The Board of Directors may also appoint one or more Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as in their judgment the business of the Corporation may require.

Section 2. Terms of Office; Vacancies.  So far as is practicable, all elected officers shall be elected at the organization meeting of the Board of Directors in each year, and, except as otherwise provided in this Article VI, shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualify, provided, however, that this Section 2 shall not be deemed to create any contract rights in such offices.  All other officers shall hold office during the pleasure of the Board of Directors.  If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

Section 3. Removal of Elected Officers.  Any elected officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for the purpose.

Section 4. Resignations.  Any officer may resign at any time, either by oral tender of resignation to the Chairman of the Board or the President or by giving written notice thereof to the Corporation.  Any resignation shall be effective immediately unless a date certain is specified for it to take effect and acceptance of any resignation shall not be necessary to make it effective unless such resignation is tendered subject to such acceptance.

Section 5. Officers Holding More Than One Office.  Any officer may hold two or more offices the duties of which can be consistently performed by the same person.

Section 6. Chief Executive Officer.  The Chief Executive Officer of the Corporation shall be so designated from time to time by vote of a majority of the whole Board of Directors.  Subject to the direction and control of the Executive Committee and the Board of Directors he shall have general and active management of the business and affairs of the Corporation, and shall have the responsibility for having all orders of the Executive Committee and the Board of Directors carried into effect.  He shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation, and in general to exercise all the powers generally appertaining to the chief executive officer of a corporation.  In the absence of the Chief Executive Officer, his duties shall be performed and his powers may be exercised by the persons so designated by vote of a majority of the whole Board of Directors.

Section 7. The Chairman of the Board, The Vice-Chairman of the Board, The President and Vice-Presidents.  The Chairman of the Board, the Vice-Chairman of the Board, the President and Vice-President (or Vice-Presidents) shall perform such duties and have such powers as may from time to time be assigned to them by the Board of Directors or the Executive Committee.

Section 8. The Secretary.   The Secretary shall attend to the giving of notice of all meetings of stockholders, shall keep minutes of all proceedings at meetings of the stockholders, and shall perform such other duties as assigned to him by the Board of Directors or the Executive Committee.

Section 9. The Treasurer.   The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositaries as the Board of Directors, or any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors shall, from time to time, direct or approve.  He shall keep a full and accurate account of all moneys received and paid on account of the Corporation, and shall render a statement of his accounts whenever the Board of Directors shall require.  He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation, and shall generally perform all the duties usually appertaining to the affairs of the treasurer of a corporation, including specifically the duty of supervising and causing the timely filing of all federal, state and municipal tax reports and returns and the timely payment of all taxes due to or withheld for such federal, state or local governments.  When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve.  In the absence of the Treasurer, such person as shall be designated by the Chief Executive Officer shall perform his duties.

Section 10. Additional Powers and Duties.  In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may, from time to time, determine or as may be assigned to them by a superior officer.

Section 11. Compensation.  The compensation of all officers and directors of the Corporation shall be fixed by the Board of Directors.  The compensation of all other employees and agents of the Corporation shall be fixed by the Chief Executive Officer or by such person or persons as shall be designated by him.

ARTICLE VII.
STOCK AND TRANSFERS OF STOCK

Section 1. Stock Certificates; Uncertificated Shares.  The stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution(s) that some or all of any or all classes or series of stock shall be uncertificated shares.  Any such resolution(s) shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Certificates, if any, for shares shall be signed by the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the President or a Vice-President and by the Secretary,  Treasurer, an Assistant Secretary or Assistant Treasurer, and sealed with the seal, if any, of the Corporation.  Such signatures and/or seal may be a facsimile, engraved or printed.  In case any such officer who has signed any such certificate shall have ceased to be such officer before such certificate is delivered by the Corporation, it may nevertheless be issued and delivered by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue.  The certificates representing the stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall conform to the requirements of the laws of the State of Indiana.

Section 2. Transfers of Stock.  Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class or series of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require.  No transfer of stock shall be valid, until such transfer shall have been made upon the books of the Corporation.

Section 3. Lost Certificates.  In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issue of a substitute certificate in the place of the certificate so lost, stolen or destroyed; provided, however, that in each case, the applicant for a substitute certificate shall furnish to the Corporation evidence to the Corporation, which it determines in its discretion is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by it be required.

ARTICLE VIII.
CORPORATE SEAL

Section 1. Form.  The Board of Directors may adopt a seal of the Corporation in any form that a majority of directors deem appropriate at any time.  If the Board so determines, no seal need be adopted.

Section 2. Affixing and Attesting.  The seal of the Corporation, if any, shall be in the custody of the Secretary, who shall have the power to affix it to the proper corporate instruments and documents, and who shall attest it.  In his absence, it may be affixed and attested by an Assistant Secretary or by the Treasurer, or an Assistant Treasurer, or by any other person or persons as may be designated by the Board of Directors.

ARTICLE IX.
MISCELLANEOUS

Section 1. Fiscal Year.  The fiscal year of the corporation shall end on the last Saturday of December in each year and the succeeding fiscal year shall begin on the day next succeeding the last day of the preceding fiscal year.

Section 2. Signatures on Negotiable Instruments.  All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors.

Section 3. References to Articles and Section Numbers and to these By-Laws and Certificate of Incorporation.  Whenever in these By-Laws reference is made to an Article or Section number, such reference is to the number of an Article or Section of these By-Laws.  Whenever in these By-Laws reference is made to these By-Laws such reference is to these By-Laws as the same may from time to time be amended and whenever reference is made to the Articles of Incorporation, such reference is to the Articles of Incorporation of the Corporation as the same may from time to time be amended.

ARTICLE X.
AMENDMENTS

These By-Laws may be made, altered, amended or repealed, from time to time, at a meeting held for such purpose, by the affirmative vote of a majority of the Board of Directors or without such a meeting by the written consent of all the members of the Board of Directors, or at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal.